UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

INTERSECTIONS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On March 21, 2006, Intersections Inc. (“Intersections”) and Digital Matrix Systems, Inc. (“DMS”) entered into an agreement under which Intersections will host certain equipment for DMS and provide certain hosting-related services at its customer service facility in Rio Rancho, New Mexico. The agreement has an effective date of March 16, 2006. The term of the agreement is indefinite and can be terminated by either party upon thirty days prior written notice.

David A. McGough, the chief executive officer and president of DMS serves as a member of the board of directors of Intersections. Intersections is party to several agreements with DMS pursuant to which DMS provides certain services that assist Intersections in monitoring credit on a daily and quarterly basis. Intersections believes that the prices charged by DMS to it are comparable to the prices that are charged by DMS to non-affiliated entities, and the prices charged by Intersections are comparable to the prices that are charged by Intersections to non-affiliated entities.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 22, 2006

INTERSECTIONS INC. By: /s/ John Casey Name: John Casey Title: Chief Financial Officer